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                                                                    EXHIBIT 10.1

                                AMENDMENT NO. 1
                                       TO
                 2000 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN


     THIS AMENDMENT by Tanox, Inc. (the "Company"),

WITNESSETH:
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     WHEREAS, the Company maintains the Tanox, Inc. 2000 Non-Employee Directors'
Stock Option Plan (the "Plan"); and

     WHEREAS, the Company retained the right in Section 12 of the Plan for the Board of Directors of the Company to amend the Plan from time to time; and

     WHEREAS, the Board of Directors approved resolutions on May 16, 2001, amending the Plan as set forth below;

     NOW, THEREFORE, the Company agrees that, effective June 1, 2001, the plan is amended as follows, subject in all respects to the approval hereof by the stockholders of the Company at the annual meeting of stockholders to be held in 2002 and no Option awarded hereunder may be exercised unless and until such approval is granted:

     1. Section 2 of the Plan is hereby amended to include the following new definition:

          "Black Scholes Value" means the value of an Option using the Black-Scholes valuation methodology determined either as of the date of the relevant grant of the Option or as used to value the most recent stock option grant made within the preceding twenty-four months under this or any other stock option plan of the Company. The assumptions used to determine the Black Scholes Value and the date of valuation will be subject to approval by the Board.

     2. Section 5 of the Plan is hereby amended to read as follows in its entirety:

     "5.  ELIGIBILITY.

          All Non-Employee Directors shall be eligible to participate in the Plan."

      3. Section 6 of the Plan is hereby amended to read as follows in its entirety:

     "6.  NON-DISCRETIONARY GRANTS.

        (a) Initial Grant. After May 16, 2001, each person who is elected or appointed to be a Non-Employee Director for the first time automatically shall, upon
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     the date of his or her election or appointment, be granted an Option to purchase shares of Common Stock having a Black Scholes Value of $200,000 on the terms and conditions set forth herein.

        (b) Subsequent Grant. Beginning with the 2002 annual meeting of stockholders, each person who is a Non-Employee Director immediately following any annual meeting of stockholders of the Company at which Directors are elected, and who has not received a grant under Section 6(a) within the preceding six months, shall automatically be granted, on the date of such annual meeting, an Option to purchase shares of Common Stock having a Black Scholes Value of $80,000 on the terms and conditions set forth herein."

        IN WITNESS WHEREOF, the Company has executed this Amendment this 16th day of May, 2001.


                                        TANOX, INC.


                                        By:   Michael A. Kelly
                                           ----------------------------------
                                        Name:  Michael A. Kelly
                                        Title: Vice President and CFO

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